Exhibit 10.2

EXECUTION COPY

INTERCREDITOR AGREEMENT

by and between

HCLP NOMINEES, L.L.C.,
as Senior Lender,

and

GWG LIFE, LLC,
as Mezzanine Lender

Dated as of May 31, 2019

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SCHEDULE 1 - Senior Guarantors

EXHIBIT A - Mezzanine Loan Documents

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INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of May 31, 2019 by and between HCLP NOMINEES, L.L.C., a Delaware limited liability company (together with its successors and assigns, “Senior Lender”), and GWG LIFE, LLC, a Delaware limited liability company (together with its successors and assigns, “Mezzanine Lender”).

RECITALS

A. Pursuant to that certain Credit Agreement dated as of September 1, 2017 (as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified and in effect from time to time in accordance with the terms of this Agreement, the “Senior Loan Agreement”), between Beneficient Capital Company, L.L.C., a Delaware limited liability company (“Borrower”) and Senior Lender, Senior Lender has agreed to make certain loans to Borrower (the “Senior Loan”), which Senior Loan is evidenced by that one or more promissory notes, each dated as of September 1, 2017, made by Borrower in favor of Senior Lender in the amount of the Senior Loan (whether one or more, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split or otherwise modified and in effect from time to time in accordance with the terms of this Agreement, the “Senior Note”), and guaranteed by, among others, each of the guarantors identified on Schedule 1 hereto (as such schedule may be updated from time to time by written notice from Senior Lender to Mezzanine Lender, such guarantors together with Borrower, collectively “Senior Debtors”), and secured by a Security and Pledge Agreement from each Senior Debtor and other “Collateral Documents” as defined in the Senior Loan Agreement (including any additional Collateral Documents from time to time, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split or otherwise modified and in effect from time to time in accordance with the terms of this Agreement, the “Senior Collateral Documents”) pursuant to which Senior Lender is granted a first priority security interest in the “Collateral” as defined in the Senior Loan Agreement (the “Senior Collateral”).

B. Pursuant to the terms, provisions and conditions set forth in that certain Promissory Note, dated as of May 31, 2019, made by Jeffrey S. Hinkle and John A. Stahl, as trustees of The LT-1 LiquidTrust, The LT-2 LiquidTrust, The LT-5 LiquidTrust, The LT-7 LiquidTrust, The LT-8 LiquidTrust and The LT-9 LiquidTrust, each a Texas common law trust (the “Mezzanine Borrowers”), payable to the order of Mezzanine Lender in the principal amount of $65,000,000 (as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified and in effect from time to time in accordance with the terms of this Agreement, the “Mezzanine Note”), which Mezzanine Note is unsecured and evidences loans made by Mezzanine Lender to Mezzanine Borrowers in the principal amount of up to $65,000,000 (collectively, the “Mezzanine Loan”).

C. Senior Lender and Mezzanine Lender desire to enter into this Agreement to provide for the relative priority of the Senior Loan Documents (as such term is hereinafter defined) and the Mezzanine Loan Documents (as such term is hereinafter defined) on the terms and conditions herein below set forth, and to evidence certain agreements with respect to the relationship between the Mezzanine Loan and the Mezzanine Loan Documents, on the one hand, and the Senior Loan and the Senior Loan Documents, on the other hand.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Senior Lender and Mezzanine Lender hereby agree as follows:

Section 1. Certain Definitions; Rules of Construction.

(a) As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” means, as to any particular Person, any Person directly or indirectly, through one or more intermediaries, Controlling, Controlled by or Under Common Control with the Person or Persons in question.

“Agreement” means this Agreement, as the same may be amended, modified and in effect from time to time, pursuant to the terms hereof.

“Award” has the meaning provided in Section 8(c) hereof.

“Bankruptcy Code” means the United States Bankruptcy Code, as amended.

“Borrower” has the meaning provided in the Recitals hereto.

“Borrower Group” has the meaning provided in Section 9(c) hereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Common Guarantor” means any guarantor or indemnitor from time to time a party to both Senior Loan Documents and Mezzanine Loan Documents.

“Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise; provided, however, for purposes of determining whether a Person is an Affiliate of any Senior Debtor, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by,” “Controlling” and “Under Common Control with” shall have the respective correlative meaning thereto.

“Enforcement Action” means the consummation of a sale of the Senior Collateral pursuant to a judgment obtained in a judicial foreclosure proceeding, the acceptance of a deed or assignment with respect to the Senior Collateral in lieu of foreclosure, the acceptance of a deed with respect to the Senior Collateral from a receiver or similar official appointed for any Senior Debtor or the Senior Collateral, or the acceptance of title to the Senior Collateral pursuant to a reorganization plan or sale approved in a Proceeding. For the avoidance of doubt, it is understood and agreed that Senior Lender may, without limitation, accelerate the Senior Loan, seek or obtain the appointment of a receiver, commence or pursue an action for foreclosure, commence and pursue actions for equitable relief (including without limitation, declaratory and injunctive relief) and other ancillary relief, join in the filing of a bankruptcy proceeding, deliver notices of events of default, and take any or all other actions and initiate and pursue any or all other proceedings, with respect to the foregoing, as Senior Lender may elect, and none of such actions shall constitute an “Enforcement Action” unless there shall be a sale of the Senior Collateral pursuant to a judgment obtained in a judicial foreclosure proceeding, the acceptance of a deed or assignment with respect to the Senior Collateral in lieu of foreclosure, the acceptance of a deed with respect to the Senior Collateral from a receiver or similar official appointed for any Senior Debtor or the Senior Collateral, or the acceptance of title to the Senior Collateral pursuant to a reorganization plan or sale approved in a Proceeding.

“Event of Default” as used herein means (i) with respect to the Senior Loan and the Senior Loan Documents, any Event of Default thereunder which has occurred and is continuing (i.e., has not been cured in accordance with the terms of the Senior Loan Documents) and (ii) with respect to the Mezzanine Loan and the Mezzanine Loan Documents, any “Event of Default” thereunder which has occurred and is continuing (i.e., has not been cured by Mezzanine Borrower in accordance with the terms of the Mezzanine Loan Documents).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Loan Party” means each of Senior Debtors, Mezzanine Borrower and Common Guarantor.

“Mezzanine Borrower” has the meaning provided in the Recitals hereto.

“Mezzanine Enforcement Action” shall mean (a) to take from or for the account of any Mezzanine Borrower or any other Person, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Mezzanine Borrower or any other Person with respect to the Mezzanine Loan or under the Mezzanine Loan Documents, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Mezzanine Borrower or any other Person to (i) enforce payment of or to collect the whole or any part of the obligations with respect to the Mezzanine Loan or under the Mezzanine Loan Documents or (ii) commence judicial enforcement of any of the rights and remedies under the Mezzanine Loan Documents or applicable law with respect to the Mezzanine Loan, (c) to terminate or accelerate the obligations with respect to the Mezzanine Loan or under the Mezzanine Loan Documents, (d) to exercise any put option or to cause any Mezzanine Borrower to honor any redemption or mandatory prepayment obligation under any Mezzanine Loan Documents, or (e) to take any action under the provisions of any state or federal or foreign law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Mezzanine Borrower or any other Person; provided, however, that nothing herein is intended to prevent Mezzanine Lender from filing proofs of claims or preserving its rights from expiring or terminating as a result of any applicable statutes of limitation.

“Mezzanine Guaranty Judgment” has the meaning provided in Section 5(b) hereof.

“Mezzanine Lender” has the meaning provided in the first paragraph of this Agreement.

“Mezzanine Lender Intercreditor Event of Default” means the occurrence of any of the following:

(i) Mezzanine Lender shall (a) fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in this Agreement, including, without limitation, any failure on the part of Mezzanine Lender to pay or turn over to Senior Lender any amount which Mezzanine Lender is so required to pay or turn over to Senior Lender in accordance with this Agreement and (b) except in the case of a breach of Sections 8 or 9, fail to cure such failure within ten (10) calendar days after the earlier of the date that Senior Lender has notified Mezzanine Lender in writing of such failure or the date that Mezzanine Lender knew or should have known about such failure.

(ii) Any written statement, representation or warranty made by Mezzanine Lender in this Agreement, or in any statement or certificate delivered or required to be delivered pursuant to the terms of this Agreement, shall at any time prove to have been incorrect or misleading in any material respect on the date furnished or made and shall have had a material adverse effect on Senior Lender.

(iii) Mezzanine Lender shall: (A) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (B) file a petition seeking to take advantage of any other applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (C) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other applicable law or consent to any proceeding or action described in the immediately following subsection (D); (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (E) admit in writing in a legal proceeding its inability to pay its debts as they become due; or (F) make a general assignment for the benefit of creditors.

(iv) A case or other proceeding shall be commenced against Mezzanine Lender in any court of competent jurisdiction seeking: (A) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (A) or (B), such case or proceeding shall continue undismissed or unstayed for a period of ninety (90) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(v) Mezzanine Lender shall disavow, revoke or terminate this Agreement or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement.

(vi) Mezzanine Lender shall object to or otherwise take any action that could reasonably be expected to oppose, hinder, contest, interfere with or seek to enjoin or restrain (whether through remedies of injunction, declaratory judgment or specific performance, the filing of a lis pendens, or otherwise) the exercise of rights or remedies by Senior Lender under the Senior Loan Documents while any Senior Event of Default exists, in any case, except (a) to the extent that the exercise of such rights or remedies are not in accordance with the terms of this Agreement or are unlawful and (b) Mezzanine Lender’s filing of proofs of claims, receipt of payable-in-kind interest under the Mezzanine Note, conversion of debt under the Mezzanine Loan Documents into equity, and exercise of its rights expressly permitted under this Agreement, in each case, are not intended to be limited by this clause (vi).

“Mezzanine Loan” has the meaning provided in the Recitals hereto.

“Mezzanine Loan Documents” means the Mezzanine Note, together with all documents and instruments set forth on Exhibit B hereto, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement.

“Mezzanine Loan Modification” has the meaning provided in Section 6(b) hereof.

“Mezzanine Note” has the meaning provided in the Recitals hereto.

“Paid in Full” or “Payment in Full” shall mean the date which is ninety-one (91) days following the indefeasible payment in full in cash of all Senior Loan Liabilities and termination of all commitments to lend under the Senior Loan Documents; provided that, subject to compliance with Section 23, the reference to indefeasible payment shall not require expiration of any additional statute of limitation periods for preference, fraudulent transfer or fraudulent conveyance actions.

“Person” means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or other form of entity, or any fiduciary acting in such capacity on behalf of any of the foregoing.

“Proceeding” means any case, proceeding or other action, whether voluntary or involuntary, under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Protective Advances” means all sums advanced for the purpose of payment of any capital commitments, taxes, maintenance costs, insurance premiums or other items (including capital items) which are deemed necessary or advisable by Senior Lender to preserve, protect, maintain or defend the Senior Collateral or the priority of the lien of the Senior Loan Documents from any intervening lien, forfeiture, casualty, loss, waste or other impairment, diminution or reduction in value.

“SEC” means the United States Securities and Exchange Commission.

“Senior Collateral” has the meaning provided in the Recitals hereto.

“Senior Event of Default” means an Event of Default under the Senior Loan Documents.

“Senior Guaranty Judgment” has the meaning provided in Section 5(b) hereof.

“Senior Debtor” has the meaning provided in the Recitals hereto.

“Senior Lender” has the meaning provided in the first paragraph of this Agreement.

“Senior Loan” has the meaning provided in the Recitals hereto.

“Senior Loan Agreement” has the meaning provided in the Recitals hereto.

“Senior Loan Documents” has the meaning provided in the Recitals hereto.

“Senior Loan Liabilities” shall mean, collectively, all of the indebtedness, liabilities and obligations of any Senior Debtor under any Senior Loan Document, including (i) the principal amount of, and accrued interest on (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Senior Debtor, if such interest would be allowed in such case, proceeding or action), the Senior Loan, (ii) all other indebtedness, obligations and liabilities of any Senior Debtor to Senior Lender now existing or hereafter incurred or created under the Senior Loan Documents, and (iii) all other indebtedness, obligations and liabilities of any Senior Debtor to Senior Lender now existing or hereafter incurred, created and arising from or relating to the Senior Loan, including interest thereon and any other amounts payable in respect thereof or in connection therewith, including any late charges, default interest, prepayment, yield maintenance, breakage or lockout fees or premiums, exit fees, advances and post-petition interest; provided, however, that the maximum principal amount of the Senior Loan shall not exceed $127,000,000 outstanding (excluding the amount of capitalized interest or other debt issued in-kind) (the “Senior Loan Cap”) without the written consent of Mezzanine Lender.

“Senior Loan Modification” has the meaning provided in Section 6(a) hereof.

“Senior Second Lien Lender” shall mean Beneficient Holdings, Inc., together with its successors and assigns.

“Senior Second Lien Loan” shall mean that certain loan made as of December 28, 2018 by Senior Second Lien Lender to Borrower.

“Senior Second Lien Loan Agreement” shall mean that certain Second Lien Credit Agreement, dated as of December 28, 2018, between Senior Second Lien Lender and Borrower, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified and in effect from time to time.

“Senior Second Lien Loan Documents” shall mean the “Loan Documents” as such term is defined in the Senior Second Lien Loan Agreement.

“Senior Second Lien Loan Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and between Senior Second Lien Lender and Mezzanine Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified and in effect from time to time.

“Senior Collateral Documents” has the meaning provided in the Recitals hereto.

“Senior Note” has the meaning provided in the Recitals hereto.

“Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, conversion or other disposition (including, without limitation, pursuant to a foreclosure or deed or assignment in lieu thereof), either directly or indirectly, by operation of law or otherwise.

(b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) all capitalized terms defined in the recitals to this Agreement shall have the meanings ascribed thereto whenever used in this Agreement and the terms defined in this Agreement have the meanings assigned to them in this Agreement, and the use of any gender herein shall be deemed to include the other genders;

(ii) terms not otherwise defined herein shall have the meaning assigned to them in the Senior Loan Documents;

(iii) all references in this Agreement to designated Sections, Subsections, Paragraphs, Articles, Exhibits, Schedules and other subdivisions or addenda without reference to a document are to the designated sections, subsections, paragraphs and articles and all other subdivisions of and exhibits, schedules and all other addenda to this Agreement, unless otherwise specified;

(iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall apply to Paragraphs and other subdivisions;

(v) the terms “includes” or “including” shall mean without limitation by reason of enumeration;

(vi) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vii) the words “to Mezzanine Lender’s knowledge” or “to the knowledge of Mezzanine Lender” (or words of similar meaning) shall mean to the actual knowledge of officers of Mezzanine Lender with direct oversight responsibility for the Mezzanine Loan without independent investigation or inquiry and without any imputation whatsoever; and

(viii) the words “to Senior Lender’s knowledge” or “to the knowledge of Senior Lender” (or words of similar meaning) shall mean to the actual knowledge of officers of Senior Lender with direct oversight responsibility for the Senior Loan without independent investigation or inquiry and without any imputation whatsoever.

Section 2. Approval of Loans and Loan Documents.

(a) Mezzanine Lender hereby acknowledges that (i) it has received and reviewed, and, subject to the terms and conditions of this Agreement, hereby consents to and approves of the making of the Senior Loan and all of the terms and provisions of the Senior Loan Documents, (ii) the execution, delivery and performance of the Senior Loan Documents will not constitute a default or an event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Mezzanine Loan Documents, (iii) Senior Lender is under no obligation or duty to, nor has Senior Lender represented that it will, see to the application of the proceeds of the Senior Loan by any Senior Debtor or any other Person to whom Senior Lender disburses such proceeds, and (iv) any application or use of the proceeds of the Senior Loan for purposes other than those provided in the Senior Loan Documents shall not affect, impair or defeat the terms and provisions of this Agreement or the Senior Loan Documents.

(b) Senior Lender hereby acknowledges that (i) it has received and reviewed, and, subject to the terms and conditions of this Agreement, hereby consents to and approves of the making of the Mezzanine Loan and, subject to the terms and provisions of this Agreement, all of the terms and provisions of the Mezzanine Loan Documents, (ii) the execution, delivery and performance of the Mezzanine Loan Documents will not constitute a default or an event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Senior Loan Documents, (iii) Mezzanine Lender is under no obligation or duty to, nor has Mezzanine Lender represented that it will, see to the application of the proceeds of the Mezzanine Loan by Mezzanine Borrower or any other Person to whom Mezzanine Lender disburses such proceeds and (iv) any application or use of the proceeds of the Mezzanine Loan for purposes other than those provided in the Mezzanine Loan Documents shall not affect, impair or defeat the terms and provisions of this Agreement or the Mezzanine Loan Documents.

Section 3. Representations and Warranties.

(a) Mezzanine Lender hereby represents and warrants as follows:

(i) Exhibit B attached hereto and made a part hereof is a true, correct and complete listing of all of the Mezzanine Loan Documents as of the date hereof. To Mezzanine Lender’s knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Mezzanine Loan Documents.

(ii) Mezzanine Lender is the legal and beneficial owner of the entire Mezzanine Loan free and clear of any lien, security interest, option or other charge or encumbrance.

(iii) There are no conditions precedent to the effectiveness of this Agreement as to Mezzanine Lender that have not been satisfied or waived.

(iv) Mezzanine Lender has, independently and without reliance upon Senior Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

(v) Mezzanine Lender is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

(vi) All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of Mezzanine Lender have been duly taken, and all such actions continue in full force and effect as of the date hereof.

(vii) Mezzanine Lender has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of Mezzanine Lender enforceable against Mezzanine Lender in accordance with its terms subject to (x) applicable bankruptcy, reorganization, insolvency and moratorium laws, and (y) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

(viii) To Mezzanine Lender’s knowledge, no consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by Mezzanine Lender of this Agreement or consummation by Mezzanine Lender of the transactions contemplated by this Agreement.

(ix) None of the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will (v) violate or conflict with any provision of the organizational or governing documents of Mezzanine Lender, (w) to Mezzanine Lender’s knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute (or with the giving of notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, or other instrument to which Mezzanine Lender is a party or to which any of its properties are subject, (x) to Mezzanine Lender’s knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest, or other right or interest upon the properties or assets of Mezzanine Lender pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise, or other instrument, (y) violate any judgment, order, injunction, decree, or award of any court, arbitrator, administrative agency or governmental or regulatory body of which Mezzanine Lender has knowledge against, or binding upon, Mezzanine Lender or upon any of the securities, properties, assets, or business of Mezzanine Lender or (z) to Mezzanine Lender’s knowledge, constitute a violation by Mezzanine Lender of any statute, law or regulation that is applicable to Mezzanine Lender.

(x) The Mezzanine Loan is not cross-defaulted with any loan other than the Senior Loan and the Second Lien Senior Loan. The Senior Collateral do not secure any loan from Mezzanine Lender to Mezzanine Borrower or any other Affiliate of any Senior Debtor.

(xi) The Mezzanine Loan will not mature before the Senior Loan, except as the result of an Event of Default under the Mezzanine Loan Documents.

(xii) The principal amount of the Mezzanine Loan has been fully advanced prior to the date hereof.

(b) Senior Lender hereby represents and warrants as follows:

(i) To Senior Lender’s knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Senior Loan Documents.

(ii) As of the date hereof, Senior Lender is the legal and beneficial owner of the Senior Loan free and clear of any lien, security interest, option or other charge or encumbrance.

(iii) There are no conditions precedent to the effectiveness of this Agreement as to Senior Lender that have not been satisfied or waived.

(iv) Senior Lender has, independently and without reliance upon Mezzanine Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

(v) Senior Lender is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

(vi) All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of Senior Lender have been duly taken, and all such actions continue in full force and effect as of the date hereof.

(vii) Senior Lender has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of Senior Lender enforceable against Senior Lender in accordance with its terms subject to (x) applicable bankruptcy, reorganization, insolvency and moratorium laws and (y) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

(viii) To Senior Lender’s knowledge, no consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by Senior Lender of this Agreement or consummation by Senior Lender of the transactions contemplated by this Agreement.

(ix) None of the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will (v) violate or conflict with any provision of the organizational or governing documents of Senior Lender, (w) to Senior Lender’s knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute (or with the giving of notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, or other instrument to which Senior Lender is a party or to which any of its properties are subject, (x) to Senior Lender’s knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest, or other right or interest upon the properties or assets of Senior Lender pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument, (y) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body of which Senior Lender has knowledge against, or binding upon, Senior Lender or upon any of the securities, properties, assets, or business of Senior Lender or (z) to Senior Lender’s knowledge, constitute a violation by Senior Lender of any statute, law or regulation that is applicable to Senior Lender.

Section 4. Transfer of Mezzanine Loan or Senior Loan.

(a) Subject to Section 4(b), Mezzanine Lender shall not Transfer any portion of its beneficial interest in the Mezzanine Loan (i) without the prior written consent of the Senior Lender (not to be unreasonably withheld), and (ii) unless, prior to or concurrently with the consummation of any such Transfer, the transferee thereof shall assume the obligations of Mezzanine Lender under this Agreement or execute and deliver to Senior Lender an agreement substantially identical to this Agreement, providing for the continued subordination of the Mezzanine Loan to the Senior Loan Liabilities as provided herein and for the continued effectiveness of all of the rights of Senior Lender arising under this Agreement. Notwithstanding the limitations in Section 4(a), the beneficial interest in the Mezzanine Loan may be transferred to GWG Holdings, Inc. or any direct or indirect wholly owned subsidiary of GWG Holdings, Inc. without the consent of the Senior Lender (provided that Mezzanine Lender will promptly provide written notice of any such transfer to the Senior Lender).

(b) The foregoing Section 4(a) is not intended in any way to prevent or restrict a Transfer of all or any portion of the direct or indirect ownership interests and/or managerial control over or in Mezzanine Lender.

(c) Senior Lender may, from time to time, in its sole and absolute discretion, Transfer all or any portion of the Senior Loan or any interest therein, and notwithstanding any such Transfer or subsequent Transfer, the Senior Loan and the Senior Loan Documents shall be and remain a senior obligation in the respects set forth in this Agreement to the Mezzanine Loan and the Mezzanine Loan Documents in accordance with the terms and provisions of this Agreement. Senior Lender shall use commercially reasonable efforts to cause notice of any Transfer of any interest in the Senior Loan to be delivered to Mezzanine Lender, provided that no failure by Senior Lender to cause any such notice to be delivered to Mezzanine Lender shall vitiate or otherwise affect the effectiveness of the applicable Transfer or constitute a default under this Agreement.

Section 5. Enforcement of Mezzanine Loan Documents.

(a) Until Payment in Full of the Senior Loan Liabilities, Mezzanine Lender shall not, without the prior written consent of Senior Lender, take any Mezzanine Enforcement Action with respect to the Mezzanine Loan.

(b) In addition, (i) Mezzanine Lender agrees that (x) Mezzanine Lender shall not take any action against any Common Guarantor (including commencing a lawsuit or pursuing the enforcement of any judgment) at any time prior to the repayment in full of the Senior Loan Liabilities, and (y) its right to receive payment of any judgment rendered in favor of Mezzanine Lender against any Common Guarantor (a “Mezzanine Guaranty Judgment”) shall be subject and subordinate in all respects (including rights to payment) to the right of Senior Lender to receive payment of any claim of, and any judgment rendered in favor of, Senior Lender against the Common Guarantor pursuant to the Senior Loan Documents (any such judgment is referred to herein as a “Senior Guaranty Judgment”) and any other amounts payable with respect to any Senior Loan Documents, and (ii) any proceeds received by Mezzanine Lender with respect to any enforcement action against a Common Guarantor (including, without limitation, any Mezzanine Guaranty Judgment) shall be held in trust for the benefit of Senior Lender and promptly paid over to Senior Lender for application to any Senior Guaranty Judgment or any other amounts payable with respect to the Senior Loan Documents or the Senior Loan.

Section 6. Modifications, Amendments, Etc.

(a) Senior Lender shall have the right without the consent of or prior notice to Mezzanine Lender to enter into or grant any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a “Senior Loan Modification”) of the Senior Loan or the Senior Loan Documents; provided, however, that the prior written consent of Mezzanine Lender shall be required for any Senior Loan Modification that has the effect of (i) causing the principal amount of the Senior Loan to be in excess of the Senior Loan Cap or (ii) extending the maturity date of the Senior Loan beyond June 30, 2023. Additionally, Senior Lender may, in its sole and absolute discretion, without Mezzanine Lender’s consent, (A) waive or refrain from declaring or enforcing any Senior Event of Default or any other provision of the Senior Loan Documents or (B) grant forbearances and extensions for performance, waivers of covenants, and consents, or otherwise diminish any Senior Debtor’s or any Common Guarantor’s obligations thereunder, in each such case, in such manner and order, and on such terms and conditions, as Senior Lender sees fit in its sole and absolute discretion, and Senior Lender’s elections as aforesaid or its course of conduct in connection therewith shall not be deemed to give rise to any claim or cause of action by Mezzanine Lender against Senior Lender. Any amounts funded by Senior Lender under the Senior Loan Documents as a result of (X) the making of any Protective Advances or other advances by Senior Lender or (Y) interest accruals or accretions and any compounding thereof (including default interest), pursuant to the existing terms of the Senior Loan Documents or any Senior Loan Modification made in accordance with this Agreement, shall, for the avoidance of doubt and without any implications to the contrary, constitute Senior Loan Liabilities. Notwithstanding anything to the contrary contained in this Agreement, the implementation of provisions in the Senior Loan Documents which in accordance with their express terms become effective automatically upon an Event of Default under the Senior Loan Documents or following the maturity or acceleration of the Senior Loan (including, without limitation, provisions providing for the accrual of interest at the default rate specified in the Senior Loan Documents, the change in the underlying index with respect to which interest is calculated or the imposition of any premium or fee; provisions upon which certain approval rights of Senior Lender become effective; or provisions under which changes in the priorities applicable under cash management arrangements take effect, in each case while an Event of Default under the Senior Loan Documents exists) shall not be deemed for any purpose of this Agreement to be an “Enforcement Action” or to involve any “Senior Loan Modification” or constitute any action that is restricted under this Agreement. In addition, in no event shall the exercise by Senior Lender of any right of setoff that is available to it under the Senior Loan Agreement be deemed for any purpose of this Agreement to be an “Enforcement Action” or to involve any “Senior Loan Modification” or constitute any action that is restricted under this Agreement. Notwithstanding any provision of the Mezzanine Loan Documents to the contrary, Mezzanine Lender agrees that neither a Senior Loan Modification or an Enforcement Action permitted hereunder shall give rise to a default under the Mezzanine Loan Documents, and Mezzanine Lender shall not notice or otherwise declare a default under the Mezzanine Loan Documents on the basis of any such permitted Senior Loan Modification or Enforcement Action.

(b) Mezzanine Lender shall not enter into any amendment, deferral, extension, modification, renewal, replacement, consolidation, supplement or waiver (collectively, a “Mezzanine Loan Modification”) of the Mezzanine Loan or the Mezzanine Loan Documents unless the prior written consent of Senior Lender has been obtained unless such amendment, deferral, extension, modification, renewal, replacement, consolidation, supplement or waiver is for the purpose of correcting scrivener’s errors or correct mutual mistakes or that are for administerial or procedural convenience and in each case could not reasonably be expected to have an adverse effect on the Senior Lender. Notwithstanding the foregoing provisions of this Section 6(b), any amounts funded by Mezzanine Lender under the Mezzanine Loan Documents as a result of (A) the making of any Protective Advances or other advances by Mezzanine Lender or (B) interest accruals or accretions and any compounding thereof (including default interest), pursuant to the existing terms of the Mezzanine Loan Documents or any Mezzanine Loan Modification made in accordance with this Agreement.

(c) Senior Lender shall deliver to Mezzanine Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Senior Loan Documents (including any side letter and/or any material written waivers or consents entered into, executed or delivered by Senior Lender, but not any fee letter or derivative contract that is exclusively between any Senior Debtor and Senior Lender or its Affiliates) within a reasonable time after any of such applicable instruments have been executed by Senior Lender. Notwithstanding the foregoing, in no event shall Senior Lender be required to deliver to Mezzanine Lenders copies of consents with respect to leases, budgets, insurance policies, contracts relating to the Senior Collateral or other consents granted in the ordinary course of the administration of the Senior Loan that do not materially increase the obligations of any Senior Debtor.

(d) Mezzanine Lender shall deliver to Senior Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Mezzanine Loan Documents (including any side letters, material written waivers or consents entered into, executed or delivered by Mezzanine Lender) within a reasonable time after any of such applicable instruments have been executed by Mezzanine Lender.

Section 7. Subordination of Mezzanine Loan and Liens.

(a) Except as otherwise provided in this Agreement, Mezzanine Lender hereby subordinates and makes junior in right of payment and priority the Mezzanine Loan and the liens and security interests, if any, created by the Mezzanine Loan Documents to (i) the Senior Loan Liabilities and (ii) the liens and security interests created by the Senior Loan Documents, and subject to the definition of “Senior Loan Liabilities” and Section 6(a), no amendments or modifications to the Senior Loan Documents or waivers of any provisions thereof shall affect the subordination thereof as set forth in this Section 7(a). Mezzanine Lender hereby acknowledges and agrees that the Mezzanine Loan is not secured by a lien on the Senior Collateral or any of the other collateral securing the Senior Loan or any other assets of any Senior Debtor.

(b) Except as otherwise provided in this Agreement, every payment obligation of any Senior Debtor or Mezzanine Borrower to Mezzanine Lender under the Mezzanine Loan Documents shall be subject and subordinate in right of payment to each and every Senior Loan Liability arising under any document and instrument included within the Senior Loan Documents and all extensions, modifications, consolidations, supplements, amendments, replacements and restatements of and/or to the Senior Loan Documents.

Section 8. Payment Subordination.

(a) Except as otherwise expressly provided in Section 8(b) hereof, all of Mezzanine Lender’s rights to payment of the Mezzanine Loan and the obligations evidenced by the Mezzanine Loan Documents are hereby subordinated to all of Senior Lender’s rights to payment of the Senior Loan and the obligations secured by the Senior Loan Documents, and Mezzanine Lender shall not accept or receive payments (including whether in cash or other property and whether received directly, indirectly or by set-off, counterclaim or otherwise) from any Senior Debtor, Mezzanine Borrower, any Affiliate of any Senior Debtor or Mezzanine Borrower, any Person in Control of Mezzanine Borrower, any Common Guarantor and/or from the Senior Collateral prior to the date that all obligations of any Senior Debtor to Senior Lender under the Senior Loan Documents are Paid in Full. If a Proceeding shall have occurred or a Mezzanine Lender Intercreditor Event of Default exists, Senior Lender shall be entitled to receive payment and performance in full of all amounts due or to become due to Senior Lender before Mezzanine Lender is entitled to receive any payment on account of the Mezzanine Loan. All payments or distributions upon or with respect to the Mezzanine Loan which are received by Mezzanine Lender contrary to the provisions of this Agreement shall be received and held in trust by Mezzanine Lender for the benefit of Senior Lender and shall be paid over to Senior Lender within two (2) Business Days of such receipt in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or performance of the Senior Loan Liabilities in accordance with the terms of the Senior Loan Documents. Nothing contained herein shall prohibit Mezzanine Lender from making Protective Advances (and adding the amount thereof to the principal balance of the Mezzanine Loan) notwithstanding the existence of a Senior Event of Default.

(b) Provided that no Mezzanine Lender Intercreditor Event of Default or Senior Event of Default exists, Mezzanine Lender may accept regularly scheduled payments of any interest paid in kind (and solely paid in kind) from time to time, in each case that Mezzanine Borrower is obligated to pay Mezzanine Lender in accordance with the terms and conditions of the Mezzanine Loan Documents and Mezzanine Lender shall have no obligation to pay over to Senior Lender any such amounts; provided further, however, that Mezzanine Lender may not accept any payments of principal on the Mezzanine Loan, including, without limitation, any voluntary prepayment of all or any portion of the Mezzanine Loan or any repayment of principal that becomes due upon the maturity of the Mezzanine Loan (whether by acceleration or otherwise), (x) until such time as the Senior Loan Liabilities have been paid in full, unless Senior Lender otherwise consents (which consent may be granted or withheld in Senior Lender’s sole and absolute discretion) or (y) unless, if the maturity date of the Senior Loan has been extended beyond the scheduled maturity date of the Mezzanine Loan with the consent of Mezzanine Lender in accordance with this Agreement, the scheduled maturity date of the Mezzanine Loan has occurred and no Mezzanine Lender Intercreditor Event of Default or Senior Event of Default exists,.

(c) Subject to the rights of Senior Second Lien Lender pursuant to the terms and conditions set forth in any other intercreditor agreement entered into between Senior Lender and Senior Second Lien Lender, in the event of a casualty to the buildings or improvements constructed on any portion of the Senior Collateral or a condemnation or taking under a power of eminent domain of all or any portion of the Senior Collateral, Senior Lender shall have a first and prior interest in and to any payments, awards, proceeds, distributions, or consideration arising from any such event (the “Award”). If the amount of the Award is in excess of all amounts owed to Senior Lender under the Senior Loan Documents and all amounts owed to Senior Second Lien Lender under the Senior Second Lien Loan Documents, however, and either the Senior Loan and the Senior Second Lien Loan have been paid in full or any Senior Debtor or Borrower is entitled to a remittance of same under the Senior Loan Documents or the Senior Second Lien Loan Documents other than to restore the Senior Collateral, such excess Award or portion to be so remitted to any Senior Debtor shall be paid to or at the direction of Mezzanine Lender, unless other Persons have claimed the right to such awards or proceeds, in which case Senior Lender shall only be required to provide notice to Mezzanine Lender of such excess Award and of any other claims thereto. In the event of any competing claims for any such excess Award, Senior Lender shall continue to hold such excess Award until Senior Lender receives an agreement signed by all Persons making a claim to the excess Award or a final order of a court of competent jurisdiction directing Senior Lender as to how and to which Person(s) the excess Award is to be distributed. Notwithstanding the foregoing, in the event of a casualty or condemnation, Senior Lender may release the Award from any such event to any Senior Debtor if and to the extent required by the terms and conditions of the Senior Loan Documents in order to repair and restore the Senior Collateral in accordance with the terms and provisions of the Senior Loan Documents. No portion of the Award made available to any Senior Debtor for the repair or restoration of the Senior Collateral shall be subject to attachment by Mezzanine Lender.

Section 9. Rights of Subrogation; Bankruptcy.

(a) Each of Mezzanine Lender and Senior Lender hereby waives any requirement for marshaling of assets in connection with any foreclosure of any security interest or any other realization upon collateral in respect of the Senior Loan Documents or the Mezzanine Loan Documents, as applicable, or any exercise of any rights of set-off or otherwise.

(b) No payment or distribution to Senior Lender pursuant to the provisions of this Agreement and no Protective Advance by Mezzanine Lender shall entitle Mezzanine Lender to exercise any right of subrogation in respect thereof prior to Payment in Full, and Mezzanine Lender agrees that, except with respect to the enforcement of its remedies under the Mezzanine Loan Documents permitted hereunder, prior to the indefeasible satisfaction in full of the Senior Loan Liabilities it shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in any portion of the Senior Collateral or any other collateral now securing the Senior Loan or the proceeds therefrom that is or may be prior to, or of equal priority to, any of the Senior Loan Documents, or the liens, rights, estates and interests created thereby.

(c) Subject to Section 27 of this Agreement, the provisions of this Agreement shall be applicable both before and after the commencement of a Proceeding with respect to any Senior Debtor, Mezzanine Borrower, any Common Guarantor or any other Loan Party. Until Payment in Full, Mezzanine Lender shall not, and shall not solicit any person or entity to, and shall not direct or cause Mezzanine Borrower to direct or cause any Senior Debtor, Mezzanine Borrower or any entity which controls any Senior Debtor (the “Borrower Group”) to: (i) commence any Proceeding with respect to any Senior Debtor, any Common Guarantor or any Loan Party; (ii) institute proceedings to have any Senior Debtor, any Common Guarantor or any Loan Party adjudicated a bankrupt or insolvent; (iii) consent to, or acquiesce in, the institution of bankruptcy or insolvency proceedings against any Senior Debtor, any Common Guarantor or any Loan Party; (iv) file a petition or consent to the filing of a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief by or on behalf of any Senior Debtor, any Common Guarantor or any Loan Party; (v) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for any Senior Debtor, any Common Guarantor, any Loan Party, the Senior Collateral (or any portion thereof) or any other collateral securing the Senior Loan (or any portion thereof); (vi) make an assignment for the benefit of any creditor of any Senior Debtor, any Common Guarantor or any Loan Party; (vii) seek to consolidate the Senior Collateral or any other assets of any Senior Debtor, any Common Guarantor or any Loan Party with the assets of Mezzanine Borrower or any member of the Borrower Group in any proceeding relating to bankruptcy, insolvency, reorganization or relief of debtors; or (viii) take any action in furtherance of any of the foregoing.

(d) If Mezzanine Lender is deemed to be a creditor of any Senior Debtor or any Common Guarantor in any Proceeding, (i) Mezzanine Lender hereby agrees that it shall not make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any Proceeding by or against any Senior Debtor or any Common Guarantor without the prior consent of Senior Lender, except for proofs of claim (provided that is Mezzanine Lender fails to file a proof of claim within twenty (20) days of the deadline for filing such proof of claim, Senior Lender is hereby authorized and granted a power of attorney to file such proofs of claim on behalf of Mezzanine Lender); provided, however, that any such filing shall not be as a creditor of any Senior Debtor and shall be subject to the provisions of Section 5(b) hereof, (ii) Mezzanine Lender shall not vote in favor of or propose any plan or take any other action in any Proceeding in any way that is inconsistent with the terms of this Agreement or if the proposed plan would result in Senior Lender being “impaired” (as such term is defined in the United States Bankruptcy Code) and (iii) Mezzanine Lender shall not challenge the validity or amount of any claim submitted in such Proceeding by Senior Lender in good faith or any valuations of the Senior Collateral or any other Senior Loan collateral submitted by Senior Lender in good faith in such Proceeding, or take any other action in such Proceeding which is adverse to Senior Lender’s enforcement of its claim or receipt of adequate protection (as that term is defined in the Bankruptcy Code).

Section 10. Obligations Hereunder Not Affected.

(a) All rights, interests, agreements and obligations of Senior Lender and Mezzanine Lender under this Agreement shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of the Senior Loan Documents or the Mezzanine Loan Documents or any other agreement or instrument relating thereto;

(ii) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to or departure from any guaranty, for all or any portion of the Senior Loan or the Mezzanine Loan;

(iii) any manner of application of collateral, or proceeds thereof, to all or any portion of the Senior Loan or the Mezzanine Loan, or any manner of sale or other disposition of any collateral for all or any portion of the Senior Loan or the Mezzanine Loan or any other assets of any Senior Debtor or Mezzanine Borrower or any other Affiliates of any Senior Debtor;

(iv) any change, restructuring or termination of the corporate structure or existence of any Senior Debtor or Mezzanine Borrower or any other Affiliates of any Senior Debtor; or

(v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Senior Debtor, Mezzanine Borrower or a subordinated creditor or a senior creditor subject to the terms hereof.

(b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any portion of the Senior Loan is rescinded or must otherwise be returned by Senior Lender upon the insolvency, bankruptcy or reorganization of any Senior Debtor or otherwise, or if at any time any payment of all or any portion of the Mezzanine Loan is rescinded or must otherwise be returned by Mezzanine Lender upon insolvency, bankruptcy or reorganization of Mezzanine Borrower or otherwise, all as though such payment had not been made.

Section 11. Notices. All notices, demands, requests, consents, approvals or other communications required, permitted or desired to be given hereunder shall be in writing delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 15. Any such notice, demand, request, consent, approval or other communication shall be deemed to have been received: (a) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day) and (b) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

To Mezzanine Lender:

GWG Life, LLC

220 South Sixth Street, Suite 1200

Minneapolis, MN 55402

Attn: General Counsel

E-mail: copp@gwgh.com

To Senior Lender:

HCLP Nominees, L.L.C.

325 N. Saint Paul Street, Suite 4850

Dallas, TX 75201

Email: keith.r.martens@gmail.com and bill.banowsky@tklaw.com

Section 12. Estoppel.

(a) Mezzanine Lender shall, within ten (10) days following a request from Senior Lender, provide Senior Lender with a written statement setting forth the then current outstanding principal balance of the Mezzanine Loan, the aggregate accrued and unpaid interest under the Mezzanine Loan, and stating whether to Mezzanine Lender’s knowledge any default or Event of Default exists under the Mezzanine Loan.

(b) Senior Lender shall, within ten (10) days following a request from Mezzanine Lender, provide Mezzanine Lender with a written statement setting forth the then current outstanding principal balance of the Senior Loan, the aggregate accrued and unpaid interest under the Senior Loan, and stating whether to Senior Lender’s knowledge any default or Event of Default exists under the Senior Loan.

Section 13. Further Assurances. So long as all or any portion of the Senior Loan and the Mezzanine Loan remains unpaid and the Senior Collateral Documents encumbers the Senior Collateral, Mezzanine Lender and Senior Lender will each execute, acknowledge and deliver in recordable form and upon demand of the other, any other instruments or agreements reasonably required in order to carry out the provisions of this Agreement or to effectuate the intent and purposes hereof.

Section 14. No Third Party Beneficiaries; No Modification. The parties hereto do not intend the benefits of this Agreement to inure to any Senior Debtor, Mezzanine Borrower or any other Person, other than Mezzanine Lender and Senior Lender. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.

Section 15. Successors and Assigns. This Agreement shall bind all successors and permitted assigns of Mezzanine Lender and Senior Lender and shall inure to the benefit of all successors and permitted assigns of Mezzanine Lender and Senior Lender.

Section 16. Counterpart Originals. This Agreement may be executed in counterpart originals, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

Section 17. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT WAS NEGOTIATED AND MADE BY THE PARTIES HERETO IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. THE PARTIES HERETO HEREBY AGREE THAT IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH PARTY HERETO WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

(c) SENIOR LENDER AND MEZZANINE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE RELATING TO THE SENIOR LOAN, THE MEZZANINE LOAN OR THE PREMISES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OR OMISSION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY ACTION BASED ON CONTRACT, ANY ALLEGED TORT OR OTHERWISE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SENIOR LENDER AND MEZZANINE LENDER TO ENTER INTO THIS AGREEMENT.

Section 18. No Waiver; Remedies. No failure on the part of Mezzanine Lender or Senior Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 19. No Joint Venture. Nothing provided herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between or among any of the parties hereto.

Section 20. Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be a part hereof.

Section 21. Conflicts. As between Senior Lender, on the one hand, and Mezzanine Lender, on the other, in the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any of the Senior Loan Documents or the Mezzanine Loan Documents, the terms and conditions of this Agreement shall control.

Section 22. No Release. Nothing herein contained shall operate to (a) release any Senior Debtor from its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Senior Loan Documents or any liability of any Senior Debtor under the Senior Loan Documents or (b) release Mezzanine Borrower from its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Mezzanine Loan Documents or any liability of Mezzanine Borrower under the Mezzanine Loan Documents.

Section 23. Continuing Agreement. This Agreement is a continuing agreement and shall remain in full force and effect until the earliest of (a) the Payment in Full of the Senior Loan Liabilities, (b) transfer of the Senior Collateral by foreclosure of the Senior Collateral Documents or by deed-in-lieu of foreclosure, and (c) payment in full of the Mezzanine Loan (the “Termination Date”); provided, however, that (i) any rights or remedies of either party hereto arising out of any breach of any provision hereof occurring prior to such date of termination shall survive such termination and (ii) any provision hereof which, by its express terms, is applicable upon or following the Termination Date, shall survive such termination.

Section 24. Severability. In the event that any provision of this Agreement or the application hereof to any party hereto shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provisions to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.

Section 25. Injunction. Senior Lender and Mezzanine Lender each acknowledge (and waive any defense based on a claim) that monetary damages are not an adequate remedy to redress a breach by the other hereunder and that a breach by Senior Lender or Mezzanine Lender hereunder would cause irreparable harm to the other. Accordingly, Senior Lender and Mezzanine Lender agree that upon a breach of this Agreement by Senior Lender or Mezzanine Lender the remedies of injunction, declaratory judgment and specific performance shall be available to such non-breaching party.

Section 26. Mutual Acknowledgments and Disclaimer.

(a) Each of Senior Lender and Mezzanine Lender are sophisticated lenders and their respective decision to enter into the Senior Loan and the Mezzanine Loan is based upon their own independent expert evaluation of the terms, covenants, conditions and provisions of, respectively, the Senior Loan Documents and the Mezzanine Loan Documents and such other matters, materials and market conditions and criteria which each of Senior Lender and Mezzanine Lender deem relevant. Each of Senior Lender and Mezzanine Lender has not relied in entering into this Agreement, and respectively, the Senior Loan, the Senior Loan Documents, the Mezzanine Loan or the Mezzanine Loan Documents, upon any oral or written information, representation, warranty or covenant from the other, or any of the other’s representatives, employees, Affiliates or agents other than the representations and warranties of the other contained herein. Each of Senior Lender and Mezzanine Lender further acknowledges that no employee, agent or representative of the other has been authorized to make, and that each of Senior Lender and Mezzanine Lender have not relied upon, any statements, representations, warranties or covenants other than those specifically contained in this Agreement. Without limiting the foregoing, each of Senior Lender and Mezzanine Lender acknowledges that the other has made no representations or warranties as to the Senior Loan or the Mezzanine Loan or the Senior Collateral (including the cash flow of the Senior Collateral, the value, marketability, condition or future performance thereof, the existence, status, adequacy or sufficiency of the leases, the tenancies or occupancies of the Senior Collateral, or the sufficiency of the cash flow of the Senior Collateral, to pay all amounts which may become due from time to time pursuant to the Senior Loan or the Mezzanine Loan).

(b) Each of Senior Lender and Mezzanine Lender acknowledges that the Senior Loan and the Senior Loan Documents, on the one hand, and the Mezzanine Loan and the Mezzanine Loan Documents, on the other hand, are distinct, separate transactions, loans and documents, separate and apart from each other.

(c) Each of Senior Lender and Mezzanine Lender assumes all responsibility for keeping itself informed as to the condition (financial or otherwise) of any Senior Debtor, Mezzanine Borrower, the condition of the Senior Collateral and all other collateral and other circumstances and, except for notices expressly required by this Agreement, neither Senior Lender nor Mezzanine Lender, on the other hand, shall have any duty whatsoever to obtain, advise or deliver information or documents to the other relative to such condition, business, assets and/or operations.

(d) The relationship between Senior Lender and Mezzanine Lender shall be solely an ordinary contractual business relationship involving arm’s length parties. Mezzanine Lender agrees that Senior Lender owes no fiduciary or other duty to Mezzanine Lender in connection with the administration of the Senior Loan, the Senior Loan Documents, and that Senior Lender has no relationship of confidence or trust to Mezzanine Lender and no provision in this Agreement, and no course of dealing between or among any of the parties hereto, nor the acquisition by Senior Lender of any information relating to the Senior Collateral, any Senior Debtor, Mezzanine Borrowers or otherwise, shall be deemed to create any fiduciary duty or relationship of confidence or trust owing by Senior Lender to Mezzanine Lender, and Mezzanine Lender agrees not to assert the existence of any such duty or relationship. Senior Lender agrees that Mezzanine Lender owes no fiduciary or other duty to Senior Lender in connection with the administration of the Mezzanine Loan and the Mezzanine Loan Documents, and that Mezzanine Lender has no relationship of confidence or trust to Senior Lender and no provision in this Agreement, and no course of dealing between or among any of the parties hereto, nor the acquisition by Mezzanine Lender of any information relating to the Senior Collateral, any Senior Debtors, Mezzanine Borrowers or otherwise, shall be deemed to create any fiduciary duty or relationship of confidence or trust owing by Mezzanine Lender to Senior Lender, and Senior Lender agrees not to assert the existence of any such duty or relationship.

(e) Without limiting the express respective obligations of Senior Lender in favor of Mezzanine Lender under this Agreement, in connection with the administration of the Senior Loan and the exercise of rights and remedies in relation to any Senior Debtor, the Senior Collateral and the other collateral for the Senior Loan, and any act, omission or event related thereto, Senior Lender may act in any manner it may deem appropriate, in its sole discretion, and no act or omission in connection therewith shall be deemed for any purpose to comprise interference with the rights of Mezzanine Lender under the Mezzanine Loan Documents or with the prospective economic advantage of Mezzanine Lender, and any and all claims or causes of action based on any such claims of interference are hereby unconditionally and irrevocably waived and released by Mezzanine Lender.

(f) None of Senior Lender, or any affiliate, officer, director, employee, attorney, or agent of Senior Lender, shall have any liability with respect to, and Mezzanine Lender hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Mezzanine Lender in connection with, arising out of, or in any way related to, this Agreement or any of the Senior Loan Documents or Mezzanine Loan Documents, or any of the transactions contemplated by this Agreement or any of the Senior Loan Documents or Mezzanine Loan Documents. Mezzanine Lender hereby waives, releases, and agrees not to sue Senior Lender or any of Senior Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, or any of the Senior Loan Documents or Mezzanine Loan Documents or any of the transactions contemplated by this Agreement or any of the Senior Loan Documents or Mezzanine Loan Documents.

(g) None of Mezzanine Lender, or any affiliate, officer, director, employee, attorney, or agent of Mezzanine Lender, shall have any liability with respect to, and Senior Lender hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Senior Lender in connection with, arising out of, or in any way related to, this Agreement or any of the Senior Loan Documents or Mezzanine Loan Documents, or any of the transactions contemplated by this Agreement or any of the Senior Loan Documents or Mezzanine Loan Documents. Senior Lender hereby waives, releases, and agrees not to sue Mezzanine Lender or any of Mezzanine Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, or any of the Senior Loan Documents or Mezzanine Loan Documents or any of the transactions contemplated by this Agreement or any of the Senior Loan Documents or Mezzanine Loan Documents.

(h) No obligation or liability whatsoever of Senior Lender which may arise at any time under this Agreement or any other Senior Loan Document shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Senior Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. No obligation or liability whatsoever of Mezzanine Lender which may arise at any time under this Agreement or any other Mezzanine Loan Document shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Mezzanine Lender’s shareholders, directors, officers, members, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

Section 27. Time of Essence. Time is of the essence of any provision of this Agreement which requires any obligation to be performed, or right or option exercised, within a specific period of time.

Section 28. Phrases. Except as expressly set forth in this Agreement to the contrary, when used in this Agreement, the phrase “including” shall mean “including, but not limited to,” the term “satisfactory” or “acceptable” with reference to any matter to be reviewed or approved by Senior Lender shall mean in form and substance satisfactory to Senior Lender in its sole and absolute discretion; references to the “consent” or “approval” of Senior Lender shall mean such consent or approval in Senior Lender’s sole and absolute discretion; and references to the “consent” or “approval” of Mezzanine Lender shall mean such consent or approval in Mezzanine Lender’s sole and absolute discretion.

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IN WITNESS WHEREOF, Senior Lender and Mezzanine Lender have executed this Agreement as of the date and year first set forth above.

SENIOR LENDER:

HCLP NOMINEES, L.L.C., a Delaware limited liability company

By:	/s/ Keith R. Martens
	Name:	Keith R. Martens
	Title:	Authorized Person

Intercreditor Agreement

MEZZANINE LENDER:

GWG LIFE, LLC, a Delaware limited liability company

By:	/s/ Murray T. Holland
	Name:	Murray T. Holland
	Title:	Chief Executive Officer

Intercreditor Agreement

EXHIBIT A

Mezzanine Loan Documents

1.	Promissory Note dated as of May 31, 2019, made by Mezzanine Borrowers payable to the order of Mezzanine Lender in the principal amount of $65,000,000

2.	Intercreditor Agreement dated as of May 31, 2019, between Mezzanine Lender and Senior Lender

3.	Intercreditor Agreement dated as of May 31, 2019, between Mezzanine Lender and Beneficient Holdings, Inc., as “Senior Lender”

A-1

SCHEDULE 1

Senior Guarantors

Beneficient Company Holdings, L.P., a Delaware limited partnership

Each “Seller” as defined in the Senior Loan Agreement (including any additional “Seller” which may be added from time to time)

Each “DST” as defined in the Senior Loan Agreement (including any additional “DST” which may be added from time to time), including as of the date of this Agreement:

1.	LT-1 CUSTODY TRUST
2.	LT-2 CUSTODY TRUST
3.	LT-3 CUSTODY TRUST
4.	LT-4 CUSTODY TRUST
5.	LT-5 CUSTODY TRUST
6.	LT-6 CUSTODY TRUST
7.	LT-7 CUSTODY TRUST
8.	LT-8 CUSTODY TRUST
9.	LT-9 CUSTODY TRUST
10.	LT-12 CUSTODY TRUST
11.	LT-14 CUSTODY TRUST
12.	LT-15 CUSTODY TRUST
13.	LT-16 CUSTODY TRUST
14.	LT-17 CUSTODY TRUST
15.	LT-18 CUSTODY TRUST
16.	LT-19 CUSTODY TRUST
17.	LT-20 CUSTODY TRUST
18.	LT-21 CUSTODY TRUST
19.	LT-22 CUSTODY TRUST
20.	LT-23 CUSTODY TRUST
21.	LT-24 CUSTODY TRUST
22.	LT-25 CUSTODY TRUST
23.	LT-26 CUSTODY TRUST

Schedule 1-1